UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2024

NEURONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38546	33-1051425
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3222 Phoenixville Pike, Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 640-4202

(Former name or former address, if changed since last report.) Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name on each exchange on which registered
Common Stock ($0.01 par value)	STIM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

As previously disclosed, Neuronetics, Inc. (the “Neuronetics”) entered into an Arrangement Agreement on August 11, 2024 (the “Arrangement Agreement”), with Greenbrook TMS Inc. (“Greenbrook”), pursuant to which Neuronetics agreed to acquire all of the issued and outstanding common shares of Greenbrook (the “Greenbrook Shares” and the holders of Greenbrook Shares, the “Greenbrook Shareholders”) pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (Ontario) (the “Arrangement”).

On November 8, 2024, Neuronetics held a Special Meeting of Stockholders (the “Special Meeting”) at which the stockholders voted on the proposals set forth below, each of which is described in greater detail in the joint proxy statement/management information circular on Schedule 14A, filed with the U.S. Securities and Exchange Commission on October 4, 2024 (the “Joint Proxy Statement/Circular”).

As of September 20, 2024, the record date for the Special Meeting, there were 30,307,380 shares of common stock, par value $0.01 per share, of Neuronetics (“Neuronetics Shares”) issued and outstanding. At the Special Meeting, a quorum of 24,008,870 Neuronetics Shares, representing 79.21% of the total Neuronetics Shares outstanding and entitled to vote, were represented in person or by proxy at the Special Meeting. The final voting results for each proposal are described below:

Proposal 1: Neuronetics Charter Amendment Proposal. The proposal to approve an amendment and restatement of the Neuronetics Ninth Amended and Restated Certificate of Incorporation, as amended, to increase Neuronetics’ authorized shares of common stock from 200,000,000 shares to 250,000,000 shares. Approval of the Neuronetics Charter Amendment Proposal required the affirmative vote of a majority of votes cast at the Special Meeting on the Neuronetics Charter Amendment Proposal. The Neuronetics Charter Amendment Proposal received the affirmative vote of approximately 69.38% of Neuronetics Shares represented at the Special Meeting and entitled to vote on this proposal and, therefore, was approved.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
16,658,874	7,332,833	17,163	N/A

Proposal 2: Neuronetics Share Issuance Proposal. The proposal to approve the issuance of such number of Neuronetics Shares to Greenbrook Shareholders in accordance with the Arrangement Agreement. Approval of the Neuronetics Share Issuance Proposal required the affirmative vote of a majority of votes cast at the Special Meeting on the Neuronetics Share Issuance Proposal. The Neuronetics Share Issuance Proposal received the affirmative vote of approximately 67.56% of Neuronetics Shares represented at the Special Meeting and entitled to vote on this proposal and, therefore, was approved.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
11,956,848	5,728,604	12,409	6,311,009

Proposal 3: Neuronetics Incentive Plan Proposal. The proposal to approve an amendment to the Neuronetics 2018 Equity Incentive Plan (the “Plan”) to increase the number of Neuronetics Shares reserved for issuance by up to 3,500,000 additional Neuronetics Shares. Approval of the Neuronetics Incentive Plan Proposal required the affirmative vote of a majority of votes cast at the Special Meeting on the Neuronetics Incentive Plan Proposal. The Neuronetics Incentive Plan Proposal received the affirmative vote of approximately 53.56% of Neuronetics Shares represented at the Special Meeting and entitled to vote on this proposal and, therefore, was approved.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
9,479,422	8,207,011	11,428	6,311,009

Proposal 4: Neuronetics Adjournment Proposal. Subject to the provisions of the Arrangement Agreement, the proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Neuronetics Charter Amendment Proposal and the Neuronetics Share Issuance Proposal. Approval requires the affirmative vote of the holders of a majority of the voting power of the Neuronetics Shares present or represented by proxy at the Special Meeting and entitled to vote on such proposal. The Neuronetics Adjournment Proposal received the affirmative vote of approximately 67.13% of Neuronetics Shares represented at the Special Meeting and entitled to vote on this proposal and, therefore, was approved.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
16,117,186	7,559,390	332,294	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURONETICS, INC.
(Registrant)

Date: November 12, 2024	By:	/s/ W. Andrew Macan
	Name:	W. Andrew Macan
	Title:	EVP, GC & Chief Compliance Officer